ROGER L. FIDLER
                                 Attorney at Law
                                163 South Street
                              Hackensack, NJ 07601
                                 (201) 457-1221
                           (201) 457-1331 (Facsimile)


June 1, 1999

Board of Directors
PPA Technologies, Inc.
163 South Street
Hackensack, New Jersey 07601


         RE: Opinion of Counsel on Legality of Issuance of Securities by the Company

Gentlemen:

         You have requested that I render an opinion as to the legality of the issuance and sale of certain securities of PPA Technologies, Inc. (hereinafter the "Company") in connection with the public offering of said securities which are the subject of a registration statement, File No. 333-40001-NY on Form SB-2 filed with the Securities and Exchange Commission. These securities are 1,115,000 Common Shares (no par value), 1,115,000 Redeemable Common Stock Purchase Warrants ("Redeemable Warrants")(no par value), 575,000 Common Shares (no par value) underlying said Redeemable Warrants, 111,500 Underwriter's Warrants ("Warrants") and 167,250 Common Shares underlying said Warrants.

         As Counsel to the Company, I have examined the Company's charter documents and have supervised the Company's Board of Directors in connection with the authorization of the 1,150,000 Common Shares (for sale to the public) and the 1,150,000 Redeemable Warrants, 575,000 Common Shares underlying said Redeemable Warrants, 111,500 Underwriter's Warrants and 167,250 Common Shares underlying said Warrants, the Redeemable Warrants and the Warrants being exercisable pursuant to the terms set forth in the Registration Statement. After review of the Securities Act of 1933, as amended, rules and regulations promulgated thereunder, and other statutes, rules, regulations and such other sources of law as deemed necessary, I render the following opinion in reliance upon the representations of management and corporate records as presented to me by the management of the Company:

         (1) The Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of New Jersey and is duly authorized to transact the business in which it is engaged and in which it proposes to engage.


         (2) The total authorized capital of the Company is Ten million (10,000,000) Common Shares (no par value) and 1,000,000 Preferred Shares (Par value $100.00/share).

         (3) (a)  When  any of the  Common  Shares  offered  by  Prospectus  are purchased in accordance with the terms of the Registration Statement, and certificates for the 1,115,000 Common shares have been duly executed and delivered upon payment to the Company of the agreed price per share, said Common Shares will have been duly authorized and issued as fully paid and non-assessable securities of the Company. The 1,115,000 Common Shares will be entitled to the rights set forth in the Certificate of Incorporation of the Company.

                  (b) When any of the Redeemable Warrants issued pursuant to the terms of the Registration Statement and certificates for the Redeemable Warrants have been duly executed and delivered upon payment to the Company of the agreed price for the Redeemable Warrants, said Redeemable Warrants will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 575,000 Common Shares underlying the Redeemable Warrants will be entitled to the rights set forth in the Certificate of Incorporation of the Company.

                  (c) When any of the Warrants issued pursuant to the terms of the Registration Statement and certificates for the Warrants have been duly executed and delivered upon payment to the Company of the agreed price for the warrants, said Warrants will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 167,250 Common Shares underlying the Warrants will be entitled to the rights set forth in the Certificate of Incorporation of the Company.

                  (d) When any of the Redeemable Warrants are exercised in accordance with their terms, and certificates for the 575,000 Common Shares issuable upon exercise of said Redeemable Warrants have been duly executed and delivered upon payment to the Company of the agreed exercise price per share, said 575,000 Common Shares will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 575,000 Common Shares will be entitled to the rights set forth in the Certificate of Incorporation of the Company.

                  (e) When any of the Warrants are exercised in accordance with their terms, and certificates for the 167,250 Common Shares issuable upon exercise of said Warrants have been duly executed and delivered upon payment to the Company of the agreed exercise price per share, said 167,250 Common Shares will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 167,250 Common Shares will be entitled to the rights set forth in the Certificate of Incorporation of the Company.


         (4) The contemplated issuances and sales of up to 1,150,000 Common Shares, 1,150,000 Redeemable Warrants which may be exercised to purchase up to 575,000 Common Shares, 111,500 Warrants which may be exercised to purchase up to 167,250 shares of the Company's Common Stock do not violate applicable federal, state or local statutes or regulations.


                                     CONSENT

         I HEREBY CONSENT TO THE INCLUSION OF THIS OPINION AS AN EXHIBIT TO THE COMPANY'S REGISTRATION STATEMENT, AND TO THE USE IN THE REGISTRATION STATEMENT AND RELATED PROSPECTUS OF MY NAME UNDER THE CAPTION "LEGAL MATTERS."

                                                              Sincerely,


                                                            /s/ Rogr L. Fidler
                                                           Roger L. Fidler, Esq.